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                                                                   EXHIBIT 10.8

                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 ("Amendment No. 1"), is made as of this 1st day of June, 2000 by and between deltathree.com, Inc. a Delaware corporation (the "Company") and Noam Bardin ("Executive").

                                   WITNESSETH

         WHEREAS, the Company and Executive have entered into an Employment Agreement dated as of April 1, 1999 (the "Employment Agreement"); and

         WHEREAS, the Company and Employee wish to enter into this Amendment to provide, among other things, that the Executive shall serve as the Company's Chief Executive Officer from and after the date of this Amendment No. 1;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants undertaken herein, and with the intent to be legally bound hereby, the Company and Executive hereby agree to amend the Employment Agreement as follows:

1. Section 2 of the Employment Agreement shall be amended and restated in its entirety as follows:

         "(a) IN GENERAL. Executive shall be employed as the Chief Executive Officer and shall perform such duties and services, consistent with such position and his current duties and services for the Company, and as may be assigned to him from time to time by the Board of Directors of the Company. The duties of the Executive shall include serving as an officer or director or otherwise performing services for any "Affiliate" of the Company as requested by the Company. An "Affiliate" of the Company means any entity that controls, is controlled by or is under common control with the Company. Executive shall report to the Board of Directors of the Company.

         (b) FULL-TIME EMPLOYMENT. During the Employment Period, Executive shall devote his full business time to the services required of him hereunder, except for time devoted to services required by him to be performed for any "Affiliate" of the Company, vacation time and reasonable periods of absence due to sickness, personal injury or other disability, and shall use his reasonable best efforts, judgement, skill and energy to perform such services in a manner consonant with the duties of his position and to improve and advance the business and interests of the Company. Executive shall not be engaged in any other business activity which, in the reasonable judgment of the Board of Directors, conflicts with the duties of the Executive under this Agreement. Executive may serve on the Board of Directors of other corporations which do not compete with the Company; PROVIDED, HOWEVER, that, in such case, (i) Executive shall provide the Company with 5 days' written notice of any scheduled meeting of the Board of Directors of

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such company and (ii) Executive shall be charged with 1/2 vacation day for every four hours spent at such Board of Directors meeting during business hours. In sucH event, Executive shall receive five days' written notice to disengage from such business activity. Executive shall travel to such location or locations as may be requested by the Company, or which Executive believes is necessary or advisable, in the performance by Executive of his duties hereunder or to the extent appropriate to improve and advance the interests of the Company and its Affiliates. There is no formal disciplinary procedure, but Executive is expected at all times to behave in a manner befitting his employment."

2. Section 3(a) of the Employment Agreement shall be amended by substituting "US $250,000" for "US $170,000" in the first sentence of such Section 3(a).

3. Section 3(b) of the Employment Agreement shall be amended and restated in its entirety as follows:

         "(c) PERFORMANCE INCENTIVE PLAN. During the Employment Period, Executive shall be eligible to participate in the Company's 1999 Performance Incentive Plan. Beginning as of the date of this Amendment No. 1, the maximum bonus award under the 1999 Performance Incentive Plan shall be 40% of Executive's Base Salary. The discretionary portion of the bonus shall be determined by the Compensation Committee. If the Company shall amend or terminate the 1999 Performance Incentive Plan in a manner that would reduce the opportunity of Executive to earn an incentive bonus as provided herein, the Company shall provide a substitute arrangement so that Executive's total bonus opportunity as provided herein will not be materially reduced."

4. A new Section 3(d) shall be inserted and shall read as follows:

         "3(d) ADDITIONAL OPTIONS. The Company shall grant to the Executive additional options to purchase 250,000 shares of Common Stock (the "Additional Options") pursuant to the Company's 1999 Stock Incentive Plan at an exercise price per share equal to US$6.7812, the fair market value of the Common Stock on the date of grant. The Additional Options grant date shall be the date the Additional Options grant is approved by the Board of Directors or the Compensation Committee of the Board of Directors. The Additional Options shall become exercisable as set forth below, PROVIDED that Executive is employed by the Company on such date, and once exercisable shall, except as otherwise provided below, remain exercisable until the expiration of seven years from the date of grant. However, the Additional Options shall be immediately terminated upon a termination of Executive's employment by the Company for Cause (as hereinafter defined):

              Date First Exercisable             Percentage Exercisable
              ----------------------             ----------------------
December 31, 2000                                33-1/3%
December 31, 2001                                66-2/3%
December 31, 2002                                100%

         The Additional Options shall become immediately exercisable in full in the event that

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Executive's employment with the Company is terminated: (i) by the Company other than for Cause, (ii) by Executive for Good Reason or (iii) by reason of the death or Disability of the Executive; PROVIDED, HOWEVER, that if Executive's employment is terminated for any reason prior to September 30, 2000, the Additional Options shall not be exercisable. The Additional Options shall expire on the seven-year anniversary of the date of grant.

         Additionally, the Additional Options shall become immediately exercisable in full upon a Change in Control. The exercisable portion of the Additional Options shall, following any termination of Executive's employment (other than for Cause), remain exercisable for the lesser of two years and the remaining term of the Additional Options."

5. Section 4(b) of the Employment Agreement shall be amended by substituting "Board of Directors" for "CEO" in the last sentence of such Section 4(b).

6. Section 5(e)(iii) ("Termination for Cause")of the Employment Agreement shall be amended by substituting "a willful failure without reasonable justification to comply with a reasonable written order of the Board of Directors" for "a willful failure without reasonable justification to comply with a reasonable written order of the Board of Directors or the CEO" in the definition of "Termination for Cause" in Section 5(e)(iii).

7. Capitalized terms used in this Amendment No. 1 and not otherwise defined shall have the meanings ascribed to such terms in the Employment Agreement.

8. Except as otherwise provided herein, the Employment Agreement shall remain in full force and effect.

9. This Amendment No. 1, together with the Employment Agreement as so modified, shall be subject to amendment, modification or waiver only by a mutually signed written instrument which by its terms evidences an intention to modify or amend the provisions hereof.

10. Any questions or other matters arising under this Amendment No. 1, whether of validity, interpretation, performance or otherwise, will therefore be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be wholly performed in New York, without reference to principles of conflicts or choice of law under which the law of any other jurisdiction would apply.

11. This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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                  IN WITNESS WHEREOF, this Amendment No. 1 has been executed by Executive and then by the Company in New York, New York, on the dates shown below, but effective as of the date and year first above written.

Date:
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                                                              Executive



                                                  deltathree.com, Inc.


Date:                                             BY:
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                                                  Title:
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